UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2005

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2005, Robert E. Davis, Ph.D. resigned from his position as Executive Vice President, Drug Discovery and Development of the registrant but will continue to provide services in a reduced role as a consultant. ACADIA is supportive of Dr. Davis’s career transition and is pleased to be able to continue to utilize his expertise as a consultant. In connection with the foregoing, the registrant entered into a separation agreement (the “Separation Agreement”) and a consultant agreement (the “Consultant Agreement”) with Dr. Davis. Pursuant to the Separation Agreement, Dr. Davis’s last day as an employee of the registrant will be November 4, 2005 (the “Separation Date”). Commencing on the Separation Date, Dr. Davis will provide consulting services to the registrant, primarily for its clinical development efforts, under the Consultant Agreement.

The description of the Separation Agreement and the Consultant Agreement set forth above is qualified in its entirety by reference to the actual terms of the Separation Agreement and the Consultant Agreement, which are filed as Exhibits 99.1 and 99.2, respectively, to this current report and are incorporated herein by this reference.

Item 1.02.	Termination of Material Definitive Agreement.

On November 1, 2005, the registrant entered into a separation agreement with Robert E. Davis, Ph.D., the registrant’s Executive Vice President, Drug Discovery and Development. The separation agreement terminates the at-will employment of Dr. Davis provided for by the terms of the employment offer letter dated February 1, 2001 between the registrant and Dr. Davis. The separation agreement is described in Item 1.01 of this current report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Separation Agreement, dated November 1, 2005, by and between the registrant and Robert E. Davis, Ph.D.

99.2	Consultant Agreement, effective November 4, 2005, by and between the registrant and Robert E. Davis, Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ Thomas H. Aasen
Date: November 1, 2005		Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

3.

INDEX TO EXHIBITS

99.1	Separation Agreement, dated November 1, 2005, by and between the registrant and Robert E. Davis, Ph.D.

99.2	Consultant Agreement, effective November 4, 2005, by and between the registrant and Robert E. Davis, Ph.D.

4.